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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                         Event Reported): March 29, 2001


                                  ELINEAR, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-27418               76-0478045
-----------------------------         ------------       -------------------
(State or other jurisdiction          (Commission          (IRS Employer
     of incorporation)                File Number)        Identification No.)



          10055 Westmoor Drive
              Westminster, CO                                   80021
----------------------------------------                 -------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:    (281) 556-8708



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ITEM 5.  OTHER EVENTS.

         On March 29, 2001, the Board of Directors of eLinear, Inc. (the "Company") and a majority of its stockholders approved a proposal to amend (the "Amendment") the Company's Certificate of Incorporation to effect a 1-for-20 reverse stock split of the Company's shares of common stock and preferred stock. The Amendment is expected to become effective on or about May 4, 2001.

         At the time the Amendment becomes effective, each share of common stock with a par value of No Dollars and One-Tenth of One Cent ($.001) then issued and outstanding shall be changed, combined and reclassified into One-Twentieth (1/20) of a fully paid and nonassessable share of common stock, with a par value of No Dollars and Two Cents ($.02). There are no currently issued and outstanding shares of preferred stock.

         The capital account of the Company will not be increased or decreased by the reverse stock split. In lieu of fractional shares, the Company will pay in cash the fair market value of any fractional shares based on the last sale price on the last trading day preceding the effective date of the Amendment.

         After giving effect to the foregoing modifications to the number of authorized and issued shares and the par value thereof, all other designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Company shall remain as in effect immediately prior to the Amendment.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (a)      Financial Statements of Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  None.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ELINEAR, INC.



                                        By: /s/ Jon Ludwig
                                            -----------------------------------
                                            Jon Ludwig
                                            Chief Executive Officer


Dated: April 3, 2001


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